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                                                                 EXHIBIT 11.1


                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                            Thirteen
                                                           Weeks Ended
                                                  ---------------------------
                                                     March 25,      March 27,
                                                       2000           1999
                                                  ------------   ------------


Earnings available for earnings per share:


Net income                                        $      8,339   $      7,475
                                                  ============   ============



Average number of common shares outstanding              9,169         10,368
                                                  ============   ============



Earnings per common share                         $       0.91   $       0.72
                                                  ============   ============

                                      19

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